Exhibit (a)(8)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley California Tax-Free Daily Income Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 23, 2020 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on April 23, 2020 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 23rd day of April, 2020

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:                    April 23, 2020

To be Effective:      April 23, 2020

TO

MORGAN STANLEY CALIFORNIA TAX-FREE DAILY INCOME TRUST

DECLARATION OF TRUST

DATED

April 20, 1988

MORGAN STANLEY CALIFORNIA TAX-FREE DAILY INCOME TRUST

AMENDMENT TO THE DECLARATION OF TRUST

WHEREAS, Morgan Stanley California Tax-Free Daily Income Trust (the “Trust”) was established by the Declaration of Trust dated April 20, 1988, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders for any purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable; and

WHEREAS, the Trustees of the Trust have deemed it advisable to clarify the circumstances under which Shareholder approval is required for investment advisory and management contracts entered into by the Trustees;

NOW, THEREFORE:

I. Section 8.3 of the Declaration is hereby amended so that it shall read in its entirety as follows:

Section 8.3. Determination of Net Income. The Trustees shall have the power to determine the net income of any Series of the Trust and from time to time to distribute such net income ratably among the Shareholders as dividends in cash or additional Shares of such Series issuable hereunder. The determination of net income and the resultant declaration of dividends shall be as set forth in the Prospectus and Statement of Additional Information. If, for any reason, the net income of any Series of the Trust that maintains a constant net asset value per Share, determined at any time, is a negative amount, the Trustees shall have the power with respect to that Series to reduce the number of outstanding Shares of such Series by reducing the number of Shares in the account of each Shareholder by a pro rata portion of that number of full and fractional Shares which represents the amount of such excess negative net income or to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the net asset value per Share of such Series to remain at a constant amount per outstanding Share immediately after each such determination and declaration. The Trustees shall have full discretion to determine whether any cash or property received by any Series of the Trust shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

II. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

III. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

IV. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 23rd day of April, 2020.

/s/ Frank L. Bowman_______________________

Frank L. Bowman, as Trustee, and not individually
c/o Perkins Coie LLP

Counsel to the Independent Trustees

1155 Avenue of the Americas, 22nd Floor

New York, NY 10036

/s/ Joseph J. Kearns _____________________

Joseph J. Kearns, as Trustee, and not individually

c/o Perkins Coie LLP

Counsel to the Independent Trustees

1155 Avenue of the Americas, 22nd Floor

New York, NY 10036

/s/ Kathleen A. Dennis_______________________

Kathleen A. Dennis, as Trustee, and not individually

c/o Perkins Coie LLP

Counsel to the Independent Trustees

1155 Avenue of the Americas, 22nd Floor

New York, NY 10036

/s/ Michael F. Klein ___________________

Michael F. Klein, as Trustee, and not individually

c/o Perkins Coie LLP

Counsel to the Independent Trustees

1155 Avenue of the Americas, 22nd Floor

New York, NY 10036

/s/ Nancy C. Everett _______________________

Nancy C. Everett, as Trustee, and not individually

c/o Perkins Coie LLP

Counsel to the Independent Trustees

1155 Avenue of the Americas, 22nd Floor

New York, NY 10036

/s/ Patricia Maleski ______________________

Patricia Maleski, as Trustee, and not individually

c/o Perkins Coie LLP

Counsel to the Independent Trustees

1155 Avenue of the Americas, 22nd Floor

New York, NY 10036

/s/ Jakki L. Haussler _______________________

Jakki L. Haussler, as Trustee, and not individually

c/o Perkins Coie LLP

Counsel to the Independent Trustees

1155 Avenue of the Americas, 22nd Floor

New York, NY 10036

/s/ Michael E. Nugent ____________________ Michael E. Nugent, as Trustee, and not individually 522 Fifth Avenue New York, NY 10036
/s/ Manuel H. Johnson ____________________ Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick International, Inc. 220 I Street, NE, Suite 200 Washington, D.C. 20002

/s/ W. Allen Reed________________________

W. Allen Reed, as Trustee, and not individually

c/o Perkins Coie LLP

Counsel to the Independent Trustees

1155 Avenue of the Americas, 22nd Floor

New York, NY 10036